Exhibit 23.1

Ernst & Young Associates LLP	Tel: +91 124 443 4000
Golf View Corporate Tower- B	Fax: +91 124 464 4050
Sector 42, Sector Road	ey.com
Gurugram 122002
Haryana India

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3 No. 333- 249479), as amended by Post-Effective Amendment No. 2, and related Prospectus of Azure Power Global Limited for the registration of its equity shares, debt securities, warrants and equity shares and to the incorporation by reference therein of our report dated July 28, 2021, with respect to the consolidated financial statements of Azure Power Global Limited included in its Annual Report (Form 20-F) for the year ended March 31, 2021 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Associates LLP

Gurugram, India

December 10, 2021

Ernst & Young Associates LLP, a limited liability partnership with LLP identity No AAB- 4321

Regd. Office: 6 th Floor, Worldmark-1 Asset Area 11, Hospitality District, Indira Gandhi International Airport, New Delhi- 110037, India